UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2022

OXBRIDGE RE HOLDINGS LIMITED
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-36346	98-1150254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 201, 42 Edward Street, GeorgetownP.O. Box 469 Grand Cayman, Cayman Islands	KY1-9006
(Address of Principal Executive Office)	(Zip Code)
Registrant’s telephone number, including area code: (345) 749-7570

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol	Name of each exchange on which registered
Ordinary Shares (par value $0.001)	OXBR	The Nasdaq Stock Market LLC
Warrants to Purchase Ordinary Shares	OXBRW	The Nasdaq Stock Market LLC(The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Compensatory Arrangements of Certain Officers.

On March 28, 2022, our Board of Directors approved the issuance of 16,000 restricted ordinary shares to each of Mr. Raymond Cabillot and Mr. Kris Persaud under respective grant agreements made under our 2014 Omnibus Incentive Plan. The restricted shares are subject to forfeiture prior to vesting upon termination of service and restrictions on transfer. The restricted shares will vest in increments of 6.25%, commencing on the grant date and continuing on April 1st, July 1st, October 1st and January 1st of each calendar year through to December 31, 2025. Also, our Board of Directors approved the increase of Jay Madhu’s base salary from $232,000 to $285,000 per annum, and the increase of Wrendon Timothy’s base salary from $132,000 to $162,000 per annum, with such raises to be effective as of January 1, 2022.

Item 3.02. Unregistered Sales of Equity Securities.

The above-described issuance of restricted ordinary shares to Mr. Cabillot and Mr. Persaud were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), because the offer and sale of such securities did and does not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, was made without any form of general solicitation to a sophisticated party, and was made with full access to any information requested regarding the Company and the ordinary shares.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXBRIDGE RE HOLDINGS LIMITED

Date: March 31, 2022	By:	/s/ Wrendon Timothy
Wrendon Timothy
Chief Financial Officer and Secretary
(Principal Accounting Officer and Principal Financial Officer)

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